PRESS RELEASE FOR EAGLE BANCORP, INC. IMMEDIATE RELEASE CONTACT: Eric R. Newell April 22, 2026 240.497.1796 EAGLE BANCORP, INC. ANNOUNCES FIRST QUARTER 2026 RESULTS AND CASH DIVIDEND BETHESDA, MD, Eagle Bancorp, Inc. ("Eagle" or the "Company") (NASDAQ: EGBN), the Bethesda-based holding company for EagleBank, one of the largest community banks in the Washington D.C. area, reported its unaudited results for the first quarter ended March 31, 2026. Eagle reported a net income of $14.7 million or $0.48 per share for the first quarter 2026, compared to a net loss of $2.4 million or $(0.08) per share for the fourth quarter of 2025. The $17.1 million improvement from the prior quarter is primarily due to a $14.7 million decrease in noninterest expense related to lower loan disposition expenses, a $10 million legal provision that did not reoccur in the first quarter, and a $2.1 million lower provision for credit losses. This benefit from a decline in noninterest expense and a lower provision was partially offset by a $4.6 million reduction in net interest income and a $3.9 million increase in the tax expense. Pre-provision net revenue ("PPNR")1 also improved in the first quarter to $27.7 million compared to $10.7 million for the prior quarter reflecting the noninterest expense and net interest income factors discussed above. "We are pleased to begin the year with meaningful progress against our near-term strategic priorities, including asset quality improvement, capital accretion through earnings, and continued diversification of our balance sheet across both assets and funding sources." said Susan G. Riel, President, and Chief Executive Officer of the Company. "Our first quarter results reflect the resiliency of our franchise and the deliberate work underway to reposition it. We delivered strong C&I growth, returned to profitability, expanded net interest margin, and meaningfully reduced our reliance on wholesale funding. Our CRE concentration declined below 300%, and criticized and classified balances continued their downward trajectory. At the same time, we recognize that our current level of profitability does not yet reflect the earnings power of this franchise, and we are focused on executing against a clear plan to expand pre-provision net revenue over the course of 2026." Ms. Riel added. Additionally, the Company is announcing today a cash dividend in the amount of $0.01 per share. The cash dividend will be payable on May 15, 2026 to shareholders of record on May 4, 2026. 1 1 A reconciliation of non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measures tables that accompany this document.

First Quarter of 2026 Key Elements • The Company announces today the declaration of a common stock dividend of $0.01 per share. • Total C&I loans (including owner-occupied) increased $157.7 million or 5.2%, and C&I deposits decreased $238.0 million, or 11.4% from the previous quarter. Year-over-year period end C&I deposit growth totaled $400.6 million or 28%. • In the first quarter of 2026 the Bank's CRE concentration ratio was 295.1% compared to 336.6% the prior quarter. ADC concentration at March 31 was 75.7% compared to 92.1% at December 31, 2025. • The ACL as a percentage of total loans was 2.12% at quarter-end; down from 2.19% at the prior quarter-end. Performing office coverage2 was 7.39% at quarter-end; as compared to 12.89% at the prior quarter-end, primarily due to a decrease in the qualitative reserve for CRE office loans (“office overlay”) as the CRE office portfolio decreased and improved in risk ratings. • Nonperforming assets increased by $21.9 million to $130.8 million as of March 31, 2026, representing 1.31% of total assets, compared to $109.0 million, representing 1.04% of total assets as of December 31, 2025. During the quarter, nonperforming loan inflows totaled $61.6 million. Reductions of $39.8 million reflected underlying collateral liquidations and sales of loans. • Including loans held for sale, substandard and special mention loans totaled $794.1 million at March 31, 2026, compared to $874.0 million in the prior quarter. Substandard and special mention loans held for sale totaled $55.2 million and $90.7 million at March 31, 2026 and December 31, 2025, respectively. • Annualized quarterly net charge-offs for the first quarter of 2026 were 1.46% compared to 0.67% for the fourth quarter of 2025. • The net interest margin ("NIM") increased to 2.47% for the first quarter of 2026, compared to 2.38% for the prior quarter, primarily driven by improved funding mix as core deposit inflows and reduced brokered deposit usage lowered cost of funds. This improvement was partially offset by lower interest income from declines in cash and loan average balances. • At quarter-end, the common equity ratio, tangible common equity ratio1, and common equity tier 1 capital (to risk-weighted assets) ratio were 11.51%, 11.51%, and 13.80%, respectively. • Total estimated insured deposits decreased at quarter-end to $6.4 billion, representing 74.2% of deposits, compared to $6.9 billion, or 75.3% in the prior quarter. This decrease was primarily due to reduced usage of brokered deposits. • Total on-balance sheet liquidity and available capacity was $4.3 billion, compared to $2.2 billion in uninsured deposits, resulting in a coverage ratio of over 195%. 2 1 A reconciliation of non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measures tables that accompany this document. 2 Calculated as the ACL attributable to loans collateralized by performing office properties as a percentage of total office loans.

Income Statement • Net interest income was $63.7 million for the first quarter of 2026, compared to $68.3 million for the prior quarter. Both interest income and interest expense declined during the quarter, reflecting the impact of declining average interest-earning balances, lower yields and fewer days in the quarter. • Provision for credit losses was $13.4 million for the first quarter of 2026, compared to $15.5 million for the prior quarter. The decrease was primarily driven by a decrease in the qualitative office overlay partially offset by updated quantitative assumptions used to calculate our current expected credit losses. The provision related to the reserve for unfunded commitments was a reversal of $1.8 million, compared to a provision expense of $203 thousand in the prior quarter. • Noninterest income was increased $0.5 million to $12.7 million for the first quarter of 2026, compared to $12.2 million for the prior quarter. In the quarter, gain on the sale of loans totaled $3.6 million as compared to a loss on sale of loans in the linked period of $1.1 million. • Noninterest expense was $48.7 million for the first quarter of 2026, compared to $69.8 million for the prior quarter. The decrease over the linked quarter was primarily due to $14.7 million decrease in expenses related to loan dispositions, as well as a $10 million legal provision, in the prior quarter that did not reoccur in the first quarter of 2026. • Income tax expense was $1.3 million for the first quarter of 2026, compared to a $2.6 million benefit for the prior quarter. The increase in income tax expense was primarily due to higher pre-tax income during the first quarter of 2026. Loans and Funding • Total loans, including loans held for sale, were $7.0 billion at March 31, 2026, a decrease of 5% from the prior quarter-end. The decrease in total loans was primarily driven by declines in income-producing real estate loans, partially offset by an increase in commercial and industrial loans. • Total deposits at quarter-end were $8.6 billion, down $0.5 billion, or 6%, from the prior quarter-end. Of the quarter-over-quarter decline, brokered deposits represents $412.7 million. The decrease was primarily driven by lower balances in savings and money market accounts and brokered time deposits. Deposits decreased $685.8 million compared to March 31, 2025. Asset Quality • Allowance for credit losses was 2.12% of total loans held for investment at March 31, 2026, compared to 2.19% at the prior quarter-end. Performing office coverage was 7.39% at quarter-end; as compared to 12.89% at the prior quarter-end, primarily due to a decrease in the qualitative reserve for office overlay as the CRE office portfolio decreased and improved in risk ratings. • Net charge-offs were $26.0 million for the quarter compared to $12.3 million in the fourth quarter of 2025. • Nonperforming assets ("NPAs") were $130.8 million at March 31, 2026. 3

◦ NPAs as a percentage of assets were 1.31% at March 31, 2026, compared to 1.04% at the prior quarter-end. At March 31, 2026, OREO consisted of three properties with an aggregate carrying value of $2.1 million. ◦ Loans 30-89 days past due were $18.0 million at March 31, 2026, compared to $49.9 million at the prior quarter-end. Capital • Total shareholders' equity was $1.1 billion at March 31, 2026, up 1.2% from the prior quarter-end. The increase in shareholders' equity of $14.0 million was primarily due to quarterly income that increased capital. • Book value per share and tangible book value per share3 were $37.56 and $37.56, an increase of 0.8% from the prior quarter-end. Additional financial information: The financial information that follows provides more detail on the Company's financial performance for the three months ended March 31, 2026 as compared to the three months ended December 31, 2025 and March 31, 2025, as well as eight quarters of trend data. Persons wishing additional information should refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2025, and other reports filed with the SEC. About Eagle Bancorp: The Company is the holding company for EagleBank, which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and operates through twelve banking offices and four lending offices located in Suburban Maryland, Washington, D.C. and Northern Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace, and is committed to a culture of respect, opportunity, belonging, and inclusion in both its workplace and the communities in which it operates. Conference call: Eagle Bancorp will host a conference call to discuss its first quarter of 2026 financial results on Thursday, April 23, 2026 at 10:00 a.m. Eastern Time. The listen-only webcast can be accessed at: • https://edge.media-server.com/mmc/p/cn74vqnt/ • For analysts who wish to participate in the conference call, please register at the following URL: https://register-conf.media-server.com/register/BI435096520d554131b588151b80b05bdf • A replay of the conference call will be available on the Company's website through Thursday, May 7, 2026: https://www.eaglebankcorp.com/ Forward-looking statements: This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events, financial condition, asset quality or results of Company operations and policies and regarding general economic conditions. In some cases, forward- looking statements can be identified by use of words such as "may," "will," "can," "anticipates," "believes," "expects," "plans," "strategy," "estimates," "potential," "continue," "should," "could," "strive," "feel" and similar words or phrases. These statements are based upon current and anticipated economic conditions, 4 3 A reconciliation of non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measures tables that accompany this document.

nationally and in the Company's market (including reductions in the size of the federal government workforce; changes in government spending; the economic effects of an extended government shutdown; the proposal, announcement or imposition of tariffs; volatility in interest rates and interest rate, monetary and fiscal policy; inflation levels; competitive factors; our ability to access cost-effective funding) and other conditions (such as the impact of bank failures, credit losses or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks), which by their nature are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 and in other periodic and current reports filed with the SEC, including the Company's Quarterly Reports on Form 10-Q. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results are not necessarily indicative of future performance. All information is as of the date of this press release. Any forward-looking statements made by or on behalf of the Company speak only as to the date they are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason. 5

Eagle Bancorp, Inc. Consolidated Statements of Operations (Unaudited) (Dollars in thousands, except per share data) Three Months Ended March 31, December 31, March 31, 2026 2025 2025 Interest Income Interest and fees on loans $ 109,566 $ 119,744 $ 126,136 Interest and dividends on investment securities 9,646 10,083 11,912 Interest on balances with other banks and short-term investments 12,689 19,699 15,830 Total interest income 131,901 149,526 153,878 Interest Expense Interest on deposits 66,181 79,147 77,211 Interest on customer repurchase agreements — 52 260 Interest on other short-term borrowings — — 8,733 Interest on long-term borrowings 2,026 2,024 2,025 Total interest expense 68,207 81,223 88,229 Net Interest Income 63,694 68,303 65,649 Provision for Credit Losses 13,382 15,468 26,255 Provision (Reversal) for Credit Losses for Unfunded Commitments (1,779) 203 (297) Net Interest Income (Loss) After Provision for Credit Losses 52,091 52,632 39,691 Noninterest Income Service charges on deposits 1,732 1,840 1,743 Gain (loss) on sale of loans 3,550 (1,137) — Net gain (loss) on sale of investment securities 3 9 4 Increase in cash surrender value of bank-owned life insurance 5,679 5,636 4,282 Other income 1,744 5,844 2,178 Total noninterest income 12,708 12,192 8,207 Noninterest Expense Salaries and employee benefits 23,247 22,661 21,968 Premises and equipment expenses 2,533 2,861 3,203 Marketing and advertising 868 1,185 1,371 Data processing 4,204 4,353 3,978 Legal, accounting and professional fees 4,312 3,100 3,122 FDIC insurance 7,009 7,709 8,962 Legal Contingency — 10,000 — Other expenses 6,567 17,968 2,847 Total noninterest expense 48,740 69,837 45,451 Income (Loss) Before Income Tax Expense 16,059 (5,013) 2,447 Income Tax Expense (Benefit) 1,341 (2,574) 772 Net Income (Loss) $ 14,718 $ (2,439) $ 1,675 Earnings (Loss) Per Common Share Basic $ 0.48 $ (0.08) $ 0.06 Diluted $ 0.48 $ (0.08) $ 0.06 6

Eagle Bancorp, Inc. Consolidated Balance Sheets (Unaudited) (Dollars in thousands, except per share data) March 31, December 31, March 31, 2026 2025 2025 Assets Cash and due from banks $ 12,626 $ 11,692 $ 15,484 Interest-bearing deposits with banks and other short-term investments 566,733 684,001 661,173 Investment securities available-for-sale at fair value (amortized cost of $1,008,764, $1,055,146, and $1,330,077 respectively, and allowance for credit losses of $—, $—, and $—, respectively) 930,314 976,770 1,214,237 Investment securities held-to-maturity at amortized cost, net of allowance for credit losses of $907, $1,030, and $1,275 respectively (fair value of $757,238, $786,662, and $774,947 respectively) 841,273 854,780 924,473 Federal Reserve and Federal Home Loan Bank stock 27,685 28,327 51,467 Loans held for sale, at lower of cost or fair value 55,702 90,650 15,251 Loans held for investment, at amortized cost 6,938,560 7,280,459 7,943,306 Less: allowance for credit losses (147,163) (159,604) (129,469) Loans held for investment, net of allowance 6,791,397 7,120,855 7,813,837 Premises and equipment, net 12,864 12,800 7,079 Operating lease right-of-use assets 27,569 28,451 32,769 Deferred income taxes 132,729 132,330 84,798 Bank-owned life insurance 339,844 335,177 320,055 Other real estate owned 2,059 2,059 2,459 Other assets 213,486 219,311 174,279 Total Assets $ 9,954,281 $ 10,497,203 $ 11,317,361 Liabilities and Shareholders' Equity Liabilities Deposits: Noninterest-bearing demand $ 1,488,668 $ 1,433,952 $ 1,607,826 Interest-bearing transaction 978,330 1,038,154 926,722 Savings and money market 3,286,125 3,624,813 3,558,919 Time deposits 2,838,376 3,036,687 3,183,801 Total deposits 8,591,499 9,133,606 9,277,268 Customer repurchase agreements — — 32,357 Other short-term borrowings — — 490,000 Long-term borrowings 76,511 76,428 76,181 Operating lease liabilities 34,532 35,256 38,484 Reserve for unfunded commitments 3,311 5,090 3,166 Other liabilities 103,151 115,540 155,014 Total Liabilities 8,809,004 9,365,920 10,072,470 Shareholders' Equity Common stock, par value $0.01 per share; shares authorized 100,000,000, shares issued and outstanding 30,494,659, 30,359,632, and 30,368,843 respectively 302 300 300 Additional paid-in capital 383,050 382,499 386,535 Retained earnings 851,998 837,643 978,995 Accumulated other comprehensive loss (90,073) (89,159) (120,939) Total Shareholders' Equity 1,145,277 1,131,283 1,244,891 Total Liabilities and Shareholders' Equity $ 9,954,281 $ 10,497,203 $ 11,317,361 7

Loan Mix and Asset Quality

(Dollars in thousands)

	March 31, 2026		December 31, 2025		March 31, 2025	
	Amount	%	Amount	%	Amount	%
Loan Balances - Period End:						
Commercial	$1,432,933	21 %	$1,338,486	18 %	$1,178,569	15 %
Income producing - commercial real estate	3,030,004	44 %	3,350,718	46 %	$3,967,124	49 %
Owner occupied - commercial real estate	1,686,210	23 %	1,602,124	22 %	$1,403,668	18 %
Real estate mortgage - residential	35,743	1 %	37,100	1 %	$ 48,821	1 %
Construction - commercial and residential	617,992	9 %	795,400	11 %	$1,210,788	15 %
Construction - C&I (owner occupied)	87,666	1 %	108,468	1 %	$ 83,417	1 %
Home equity	44,948	1 %	47,448	1 %	$ 50,121	1 %
Other consumer	3,064	— %	715	— %	$ 798	— %
Total loans	$6,938,560	100 %	$7,280,459	100 %	$7,943,306	100 %

	Three Months Ended or As Of		
	March 31, 2026	December 31, 2025	March 31, 2025
Asset Quality:			
Nonperforming loans	$ 128,761	$ 106,897	$ 200,447
Other real estate owned	2,059	2,059	2,459
Nonperforming assets	$ 130,820	$ 108,956	$ 202,906
Net charge-offs	$ 25,960	$ 12,259	$ 11,230
Special mention	$ 290,827	$ 268,881	$ 273,380
Substandard	$ 447,604	$ 514,497	$ 501,565

8

Eagle Bancorp, Inc.

Consolidated Average Balances, Interest Yields And Rates vs. Prior Quarter (Unaudited)

(Dollars in thousands)

	Three Months Ended					
	March 31, 2026			December 31, 2025		
	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Assets						
Interest earning assets:						
Interest-bearing deposits with other banks and other short-term investments	$ 1,420,918	$ 12,689	3.62 %	$ 1,997,019	$ 19,770	3.93 %
Loans held for sale [1]	85,096	1,380	6.58 %	135,981	1,626	4.74 %
Loans [1] [2]	7,112,483	108,185	6.17 %	7,338,320	118,118	6.39 %
Investment securities available-for-sale [2]	988,390	5,187	2.13 %	1,050,620	5,501	2.08 %
Investment securities held-to-maturity [2]	849,802	4,460	2.13 %	867,222	4,582	2.10 %
Total interest earning assets	10,456,689	131,901	5.12 %	11,389,162	149,597	5.21 %
Noninterest earning assets	734,996			733,464		
Less: allowance for credit losses	(161,755)			(157,925)		
Total noninterest earning assets	573,241			575,539		
Total Assets	$11,029,930			$11,964,701		
Liabilities and Shareholders' Equity						
Interest bearing liabilities:						
Interest-bearing transaction	$ 1,462,553	$ 9,317	2.58 %	$ 1,574,757	$ 11,055	2.79 %
Savings and money market	3,437,234	25,851	3.05 %	3,931,453	33,040	3.33 %
Time deposits	2,934,494	30,957	4.28 %	3,163,520	35,052	4.40 %
Total interest bearing deposits	7,834,281	66,125	3.42 %	8,669,730	79,147	3.62 %
Customer repurchase agreements	—	—	— %	6,656	53	3.16 %
Derivative collateral liability	7,745	56	2.98 %	6,200	70	4.48 %
Long-term borrowings	76,483	2,026	10.73 %	76,400	2,024	10.51 %
Total interest bearing liabilities	7,918,509	68,207	3.49 %	8,758,986	81,294	3.68 %
Noninterest bearing liabilities:						
Noninterest bearing demand	1,817,726			1,920,522		
Other liabilities	146,110			144,791		
Total noninterest bearing liabilities	1,963,836			2,065,313		
Shareholders' equity	1,147,585			1,140,402		
Total Liabilities and Shareholders' Equity	$11,029,930			$11,964,701		
Net interest income		$ 63,694			$ 68,303	
Net interest spread			1.63 %			1.53 %
Net interest margin			2.47 %			2.38 %
Cost of funds			2.84 %			3.02 %

(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $3.9 million and $3.9 million for the three months ended March 31, 2026 and December 31, 2025, respectively.

(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

9

Eagle Bancorp, Inc.

Consolidated Average Balances, Interest Yields And Rates vs. Year Ago Quarter (Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,					
	2026			2025		
	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Assets						
Interest earning assets:						
Interest-bearing deposits with other banks and other short-term investments	$ 1,420,918	$ 12,689	3.62 %	$ 1,450,464	$ 15,830	4.43 %
Loans held for sale [1]	85,096	1,380	6.58 %	169	—	— %
Loans [1] [2]	7,112,483	108,185	6.17 %	7,933,695	126,136	6.45 %
Investment securities available-for-sale [2]	988,390	5,187	2.13 %	1,321,954	6,857	2.10 %
Investment securities held-to-maturity [2]	849,802	4,460	2.13 %	933,880	5,055	2.20 %
Total interest earning assets	10,456,689	131,901	5.12 %	11,640,162	153,878	5.36 %
Noninterest earning assets	734,996			596,585		
Less: allowance for credit losses	(161,755)			(118,557)		
Total noninterest earning assets	573,241			478,028		
Total Assets	$11,029,930			$12,118,190		
Liabilities and Shareholders' Equity						
Interest bearing liabilities:						
Interest-bearing transaction	$ 1,462,553	$ 9,317	2.58 %	$ 1,368,609	$ 9,908	2.94 %
Savings and money market	3,437,234	25,851	3.05 %	3,682,217	32,389	3.57 %
Time deposits	2,934,494	30,957	4.28 %	2,951,111	34,914	4.80 %
Total interest bearing deposits	7,834,281	66,125	3.42 %	8,001,937	77,211	3.91 %
Customer repurchase agreements	—	—	— %	36,572	260	2.88 %
Derivative collateral liability	7,745	56	2.98 %	—	—	— %
Other short-term borrowings	—	—	— %	682,222	8,733	5.19 %
Long-term borrowings	76,483	2,026	10.73 %	76,146	2,025	10.79 %
Total interest bearing liabilities	7,918,509	68,207	3.49 %	8,796,877	88,229	4.07 %
Noninterest bearing liabilities:						
Noninterest bearing demand	1,817,726			1,881,296		
Other liabilities	146,110			197,212		
Total noninterest bearing liabilities	1,963,836			2,078,508		
Shareholders' equity	1,147,585			1,242,805		
Total Liabilities and Shareholders' Equity	$11,029,930			$12,118,190		
Net interest income		$ 63,694			$ 65,649	
Net interest spread			1.63 %			1.29 %
Net interest margin			2.47 %			2.28 %
Cost of funds			2.84 %			3.35 %

(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $3.9 million and $3.8 million for the three months ended March 31, 2026 and 2025, respectively.

(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

10

Eagle Bancorp, Inc.
Statements of Operations and Highlights Quarterly Trends (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended							
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Income Statements:								
Total interest income	$ 131,901	$ 149,526	$ 150,103	$ 151,443	$ 153,878	$ 168,417	$ 173,813	$ 169,731
Total interest expense	68,207	81,223	81,944	83,667	88,229	97,623	101,970	98,378
Net interest income	63,694	68,303	68,159	67,776	65,649	70,794	71,843	71,353
Provision for credit losses	13,382	15,468	113,215	138,159	26,255	12,132	10,094	8,959
Provision (reversal) for credit losses for unfunded commitments	(1,779)	203	(38)	1,759	(297)	(1,598)	(1,593)	608
Net interest income after provision for credit losses	52,091	52,632	(45,018)	(72,142)	39,691	60,260	63,342	61,786
Noninterest income before investment gain	12,705	12,183	4,477	8,268	8,203	4,063	6,948	5,329
Net gain (loss) on sale of investment securities	3	9	(1,982)	(1,854)	4	4	3	3
Total noninterest income	12,708	12,192	2,495	6,414	8,207	4,067	6,951	5,332
Salaries and employee benefits	23,247	22,661	21,290	21,940	21,968	22,597	21,675	21,770
Premises and equipment expenses	2,533	2,861	2,944	3,019	3,203	2,635	2,794	2,894
Marketing and advertising	868	1,185	1,316	1,144	1,371	1,340	1,588	1,662
Legal Contingency	—	10,000	—	—	—	—	—	—
Other expenses	22,092	33,130	16,347	17,367	18,909	17,960	17,557	120,165
Total noninterest expense	48,740	69,837	41,897	43,470	45,451	44,532	43,614	146,491
Income (loss) before income tax expense	16,059	(5,013)	(84,420)	(109,198)	2,447	19,795	26,679	(79,373)
Income tax expense	1,341	(2,574)	(16,907)	(39,423)	772	4,505	4,864	4,429
Net income (loss)	14,718	(2,439)	(67,513)	(69,775)	1,675	15,290	21,815	(83,802)
Per Share Data:								
Earnings (loss) per weighted average common share, basic	$ 0.48	$ (0.08)	$ (2.22)	$ (2.30)	$ 0.06	$ 0.51	$ 0.72	$ (2.78)
Earnings (loss) per weighted average common share, diluted	$ 0.48	$ (0.08)	$ (2.22)	$ (2.30)	$ 0.06	$ 0.50	$ 0.72	$ (2.78)
Weighted average common shares outstanding, basic	30,422,259	30,368,432	30,367,997	30,373,167	30,275,001	30,199,433	30,173,852	30,185,609
Weighted average common shares outstanding, diluted	30,540,379	30,584,374	30,367,997	30,510,847	30,404,262	30,321,644	30,241,699	30,185,609
Actual shares outstanding at period end	30,494,659	30,359,632	30,366,555	30,364,983	30,368,843	30,202,003	30,173,200	30,180,482
Book value per common share at period end	$ 37.56	$ 37.26	$ 37.00	$ 39.03	$ 40.99	$ 40.60	$ 40.61	$ 38.75
Tangible book value per common share at period end[1]	$ 37.56	$ 37.26	$ 37.00	$ 39.03	$ 40.99	$ 40.59	$ 40.61	$ 38.74
Dividend per common share	$ 0.010	$ 0.010	$ 0.010	$ 0.165	$ 0.165	$ 0.165	$ 0.165	$ 0.45
Performance Ratios (annualized):								
Return on average assets	0.54 %	(0.08)%	(2.31)%	(2.33)%	0.06 %	0.48 %	0.70 %	(2.73)%
Return on average common equity	5.20 %	(0.85)%	(22.66)%	(22.35)%	0.55 %	4.94 %	7.22 %	(26.67)%
Return on average tangible common equity[1]	5.20 %	(0.85)%	(22.66)%	(22.35)%	0.55 %	4.94 %	7.22 %	(28.96)%
Net interest margin	2.47 %	2.38 %	2.43 %	2.37 %	2.28 %	2.29 %	2.37 %	2.40 %
Efficiency ratio[1][2]	63.8 %	86.8 %	59.3 %	58.6 %	61.5 %	59.5 %	55.4 %	191.0 %
Other Ratios:								
Allowance for credit losses to total loans[3]	2.12 %	2.19 %	2.14 %	2.38 %	1.63 %	1.44 %	1.40 %	1.33 %
Allowance for credit losses to total nonperforming loans	114.29 %	149.31 %	131.67 %	81.17 %	64.59 %	54.81 %	83.25 %	110.06 %
Nonperforming assets to total assets	1.31 %	1.04 %	1.23 %	2.16 %	1.79 %	1.90 %	1.22 %	0.88 %
Net charge-offs (recoveries) (annualized) to average total loans[3]	1.46 %	0.67 %	7.36 %	4.22 %	0.57 %	0.48 %	0.26 %	0.11 %
Tier 1 capital (to average assets)	10.63 %	9.72 %	10.40 %	10.63 %	11.11 %	10.74 %	10.77 %	10.58 %
Total capital (to risk weighted assets)	15.05 %	14.33 %	14.83 %	15.27 %	15.86 %	15.86 %	15.51 %	15.07 %
Common equity tier 1 capital (to risk weighted assets)	13.80 %	13.07 %	13.58 %	14.01 %	14.61 %	14.63 %	14.30 %	13.92 %
Tangible common equity ratio[1]	11.51 %	10.78 %	10.39 %	11.18 %	11.00 %	11.02 %	10.86 %	10.35 %
Average Balances (in thousands):								
Total assets	$ 11,029,930	$ 11,964,701	$ 11,597,399	$ 11,989,095	$ 12,118,190	$ 12,575,722	$ 12,360,899	$ 12,361,500
Total earning assets	10,456,689	11,389,162	11,137,543	11,487,006	11,640,162	12,303,940	12,072,891	11,953,446
Total loans[3]	7,112,483	7,338,320	7,648,459	7,942,333	7,933,695	7,971,907	8,026,524	8,003,206
Total deposits	9,652,007	10,590,252	10,163,215	10,226,095	9,883,233	10,056,463	9,344,414	9,225,266
Total borrowings	76,483	83,056	131,225	355,914	794,940	1,118,276	1,654,736	1,721,283
Total shareholders' equity	1,147,585	1,140,402	1,182,148	1,252,252	1,242,805	1,230,573	1,201,477	1,263,627

(1) A reconciliation of non-GAAP financial measures to the nearest GAAP measure is provided in the tables that accompany this document.
(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(3) Excludes loans held for sale.

11

GAAP Reconciliation to Non-GAAP Financial Measures (unaudited)

(dollars in thousands, except per share data)

	Three Months Ended		
	March 31, 2026	December 31, 2025	March 31, 2025
Tangible common equity			
Common shareholders' equity	$ 1,145,277	$ 1,131,283	$ 1,244,891
Less: Intangible assets	—	—	(11)
Tangible common equity	$ 1,145,277	$ 1,131,283	$ 1,244,880
Tangible common equity ratio			
Total assets	$ 9,954,281	$ 10,497,203	$ 11,317,361
Less: Intangible assets	—	—	(11)
Tangible assets	$ 9,954,281	$ 10,497,203	$ 11,317,350
Tangible common equity ratio	11.51 %	10.78 %	11.00 %
Per share calculations			
Book value per common share	$ 37.56	$ 37.26	$ 40.99
Less: Intangible book value per common share	$ —	$ —	$ —
Tangible book value per common share	$ 37.56	$ 37.26	$ 40.99
Shares outstanding at period end	30,494,659	30,359,632	30,368,843
Average tangible common equity			
Average common shareholders' equity	$ 1,147,585	$ 1,140,391	$ 1,242,805
Less: Average intangible assets	—	—	(14)
Average tangible common equity	$ 1,147,585	$ 1,140,391	$ 1,242,791
Return on average tangible common equity			
Net (loss) income	$ 14,718	$ (2,439)	$ 1,675
Return on average tangible common equity	5.20%	(0.85)%	0.55%
Efficiency ratio			
Net interest income	$ 63,694	$ 68,303	$ 65,649
Noninterest income	12,708	12,192	8,207
Operating revenue	$ 76,402	$ 80,495	$ 73,856
Noninterest expense	$ 48,740	$ 69,837	$ 45,451
Efficiency ratio	63.79 %	86.76 %	61.54 %
Pre-provision net revenue			
Net interest income	$ 63,694	$ 68,303	$ 65,649
Noninterest income	12,708	12,192	8,207
Less: Noninterest expense	(48,740)	(69,837)	(45,451)
Pre-provision net revenue	$ 27,662	$ 10,658	$ 28,405

Tangible common equity, tangible common equity to tangible assets (the "tangible common equity ratio"), tangible book value per common share, average tangible common equity, and the annualized return on average tangible common equity are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity, or tangible common equity, and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding. The Company calculates the annualized return on average tangible common equity ratio by dividing

12

net income available to common shareholders by average tangible common equity, which is calculated by excluding the average balance of intangible assets from the average common shareholders' equity. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios, and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions. The efficiency ratio is calculated by dividing GAAP noninterest expense by the sum of GAAP net interest income and GAAP noninterest income. The efficiency ratio measures a bank's overhead as a percentage of its revenue. The Company believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling operational activities. Pre-provision net revenue is a non-GAAP financial measure calculated by subtracting noninterest expenses from the sum of net interest income and noninterest income. The Company considers this information important to shareholders because it illustrates revenue excluding the impact of provisions and reversals to the allowance for credit losses on loans. 13